Exhibit 99.2

I, Traci M. Dolan, the Vice President, Finance and Administration, Chief Financial Officer, Secretary and Treasurer of Made2Manage Systems, Inc., certify, pursuant to 8 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

(i)	the Quarterly Report on Form 10-Q for the period ended March 31, 2003 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(ii)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Made2Manage Systems, Inc. as of the dates and for the periods set forth therein.

Date: May 13, 2003	/s/ Traci M. Dolan Traci M. Dolan Vice President, Finance and Administration, Chief Financial Officer Secretary and Treasurer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Made2Manage Systems, Inc. and will be retained by Made2Manage Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.